Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JACOBS SOLUTIONS INC.
(Composite document reflecting amendments through January 26, 2024)
This is the Amended and Restated Certificate of Incorporation of JACOBS SOLUTIONS INC. The original Certificate of Incorporation was filed with the Delaware Secretary of State on March 4, 2022 under the name JSI HOLDCO INC. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the General Corporation Law of Delaware §§ 242 and 245.
1.The name of the Corporation is JACOBS SOLUTIONS INC.
2.The name and address of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
3.The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
4.The name and mailing address of the incorporator of the Corporation is as follows:
Name: Alexandra N. Smith
Mailing Address: 1870 Embarcadero Rd, Palo Alto, CA 94303
5.(a)    The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total amount of authorized capital stock of the Corporation is 241,000,000 shares, divided into 240,000,000 shares of Common Stock, par value $1.00 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share.
(b)    The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restriction of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:
(1)the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
(2)the voting powers, if any, and whether such voting powers are full or limited, in any such series;
(3)the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends on such series;

(4)the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
(5)the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;
(6)the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;
(7)the provisions, if any, of a sinking fund applicable to such series; and
(8)any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;
all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").
(a)The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for this purpose as one class.
(b)Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law,
(i)    dividends may be declared and paid or set apart from payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;
(ii)    the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and
(iii)    upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.
(c)The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

6.In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.
7.Bylaws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article 7 as one class.
8.The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors nor more than twenty-one directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be elected for terms expiring at the next annual meeting of shareholders and shall hold office until the next succeeding annual meeting and until his or her successor shall be elected and shall qualify, but subject to prior death, resignation, retirement, disqualification or removal from office.
Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the remaining term as that of his or her predecessor, unless such remaining term is less than 30 days, in which case such director shall stand for election at the following year's annual meeting. Any director elected to fill a vacancy resulting from an increase in the number of directors shall stand for election at the annual meeting immediately following such director's election by the Board of Directors, unless the appointment occurred less than 30 days prior to such meeting, in which case such director shall stand for election at the following year's annual meeting. Any director elected to fill a vacancy shall hold office until his successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of lncorporation applicable thereto.
During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (I) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (2) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series;

and (3) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class; pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class, pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.
Subject to the special right, if any, of the holders of any series of Preferred Stock or any other class of series of stock to elect directors, (1) prior to the time at which the Board of Directors ceases to be classified pursuant to this Article 8, directors may be removed only for cause, and (2) from and after the time at which the Board of Directors ceases to be classified pursuant to this Article 8, any director or the entire Board of Directors may be removed with or without cause, provided that any removal pursuant to clause (I) or (2) shall require the affirmative vote of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for this purpose as one class.
9.Subject to any rights granted in a Preferred Stock Designation to any series of Preferred Stock, any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing of such shareholders.
10.No vote at any meeting of shareholders need be by written ballot unless the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.
11.Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings or by the Chair of the Board of Directors, but such special meetings may not be called by any other person or persons; provided, however, that, if and to the extent that any special meeting of the shareholders may be called by any other person or persons specified in any provisions of any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.
12.Meetings of shareholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or the Bylaws of the Corporation.
13.Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.
14.To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that this Article 14 shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article 14 shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article 14 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article 14.
15.The Corporation shall indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law, a contract to which the Corporation is a party or a bylaw of the Corporation.

16.No contract or other transaction between the Corporation or any other person, firm or corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other person, firm or corporation. Any director of the Corporation individually or any firm or corporation of which any director may be an officer, director or shareholder, partner or owner, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or corporation is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also an officer, director or shareholder, partner or owner of such other person, firm or corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such officer, director or shareholder, partner or owner of such other person, firm or corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation. Any contract, transaction or act of the Corporation or of the directors that is ratified by a majority of a quorum of the shareholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Certificate of incorporation of the Corporation, be as valid and as a binding as though ratified by every shareholder of the Corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.
17.Notwithstanding any other vote that may be required under applicable law, and in addition thereto, the affirmative vote of holders of not less than two-thirds of the total voting power of all outstanding securities entitled to vote in the ordinary election of directors of the Corporation voting together as a single class, shall be required:
(a)    To adopt any agreement for, or to approve, the merger or consolidation of this Corporation with or into any other corporation except for mergers for which no shareholder vote is required under Section 253 of the Delaware General Corporation Law or any successor section;
(b)    To authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any other corporation, person or entity of all or substantially all of the assets of this Corporation;
(c)    To authorize the issuance or transfer by this Corporation of any voting securities of this Corporation in exchange or payment for the securities or assets of any other corporation, person or entity if such authorization is otherwise required by law or by any agreement between this Corporation and any national securities exchange or by any other agreement to which this Corporation is a party; or

(d)    To adopt a plan or proposal for the liquidation or dissolution of this Corporation.
18.Notwithstanding anything to the contrary in this Certificate of lncorporation, the provisions set forth in this Article 18 and in Articles 6, 8, 9, 11, 14, 15 and 17 may not be repealed, amended or otherwise modified directly or indirectly in any respect (whether by amendment of this Certificate of lncorporation or the Bylaws of the Corporation or otherwise) and the provisions of Article 7 may not be repealed, amended or otherwise modified directly or indirectly (whether by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise) in any respect that would reduce or diminish in any manner any requirement set forth in such Articles for shareholder or director approval of any matter described therein; provided, however, that any of the foregoing Articles may be repealed or amended in any respect if such repeal or amendment is approved by such vote as may be required under applicable law and in addition thereto by the affirmative vote of the holders, voting together as a single class, of not less than two-thirds (2/3) of the total voting power of all outstanding securities that are entitled to vote in the ordinary election of directors of the Corporation.
19.The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of lncorporation in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles 6, 7, 8, 9, 11, 14, 15 and 17 may not be repealed or amended in any respect unless such repeal or amendment is in conformity with Article 18 of this Certificate of Incorporation.
20.An officer of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of Delaware is amended hereafter to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article 20 shall not increase the personal liability of any officer of this Corporation for any act or occurrence taking place prior to such repeal or modification or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article 20 shall not be deemed to limit or preclude indemnification of an officer by the Corporation for any liability of an officer that has not been eliminated by the provisions of this Article 20.